"EX-99.770 - Transactions effected pursuant to Rule 10f-3" Name of Fund: Goldman Sachs Small Cap Value Fund Name of Underwriter Purchased From:
Bear Stearns
Name of Underwriting syndicate members:
Goldman Sachs , Bear, Stearns & Co. Inc, Credit Suisse First Boston
Name of Issuer:
Kroll, Inc.
Title of Security:
Kroll, Inc.
Date of First Offering:
10/14/02
Dollar Amount Purchased:
$257,531.25
Number of Shares Purchased:
13,735
Price Per Unit:
$18.75
Resolution approved at the January 2003 meeting as follows:
RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended December 31, 2002, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


Name of Fund:
Goldman Sachs Japanese Equity Fund
Name of Underwriter Purchased From:
Salomon Smith Barney
Name of Underwriting Syndicate Members:
Goldman Sachs (Japan) Ltd. And Nikko Salomon Smith Barney Ltd., etc.
Name of Issuer:
CAWACHI Ltd.
Title of Security:
Common Stock
Date of First Offering:
November 19, 2002
Dollar Amount Purchased:
$31,099.71
Number of Shares Purchased:
500
Price Per Unit:
JPY 400 per share
Resolution approved at that January 2003 meeting as follows:
RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended December 31, 2002, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Fund:
Goldman Sachs Balanced Fund (Fixed Income)
Name of Underwriter Purchased From:
Barclays Capital
Name of Underwriting Syndicate Members:
Bank of America Securities LLC, Barclays Capital, Credit Lyonnais (US), Goldman, Sachs & Co., Greenwich Capital Markets Inc., Scotia Capital Iinc., Wachovia Securities, Inc.
Name of Issuer:
PHH Corp.
Title of Security:
CD 7 1/8
Date of First Offering:
2/13/03
Dollar Amount Purchased:
$198,666
Number of Shares Purchased:
200,000
Price Per Unit:
99.3330
Resolution approved:  To be approved at July 2003 meeting.